Exhibit 99.1

COMBIMATRIX CORPORATION REPORTS
FIRST QUARTER 2011 FINANCIAL RESULTS

Revenue Growth, Sales Team and Test Menu Expansions, New Financing
 and Clarient Commercial Partnership Highlight Period and Recent Events

IRVINE, California, May 11, 2011 (GLOBE NEWSWIRE) – CombiMatrix Corporation (NASDAQ: CBMX), a molecular diagnostics company performing DNA-based testing services for cancer and developmental disorders, reported today that total revenues for the first quarter of 2011 increased 11% to $913,000 from $820,000 in the first quarter of 2010.  First quarter 2011 revenues were generated exclusively from the delivery of diagnostic testing services, compared to diagnostic test services revenues of $772,000 and array CGH revenues of $48,000 during the first quarter of 2010, representing an 18% increase in diagnostic test services revenues for the 2011 period.  In comparison to the fourth quarter of 2010, diagnostic testing services revenues increased sequentially by 15% from $791,000.

CombiMatrix President and Chief Executive Officer Judd Jessup said, “The pace of organizational change at CombiMatrix accelerated in the first quarter as sales and marketing positions have been filled and our first addition to the testing menu is now up and running.  This pace has continued after the end of the first quarter with a new round of financing that provided what we believe is a much stronger capital structure and the signing of our first commercial agreement with a national laboratory.”

“While these milestones are important measurements of progress, the entire team is focused on the timeline and execution that we believe will allow for an accelerating sales ramp in the second half of this year.  Those elements include plans to get the new tests up and running; allow access to samples earlier in the testing continuum; finalize our oncology reports that will give physicians actionable results for guiding their patients to appropriate treatments or clinical trials and steadily increase the size of our customer rosters in both developmental medicine and oncology,” concluded Jessup.

Net loss from continuing operations during the first quarter of 2011 was $(2.0 million), or ($0.26) per basic and diluted share, compared to net income from continuing operations of $16.8 million, or $2.20 per basic share and $2.14 per diluted share, in the first quarter of 2010.  The decrease for the periods presented was due primarily to a one-time litigation settlement gain of $19.4 million recognized during the first quarter of 2010 as well as a decrease in interest expense as a result of retiring the Company’s secured convertible debenture during the first quarter of 2010.

Cash and cash equivalents totaled $4.9 million as of March 31, 2011, compared to $6.6 million as of December 31, 2010.  Net cash flows (used in) provided by operating activities were $(1.6 million) and $16.5 million for the three months ended March 31, 2011 and 2010, respectively.  Cash flows for the three months ended March 31, 2010 included the receipt of $19.4 million in net litigation settlement proceeds.  Contributing to the improvement in net cash flows used in operating activities (excluding net litigation settlement proceeds) for the periods presented was due primarily to our restructuring plan executed earlier in 2010, whereby the former CustomArray operations in Mukilteo, Washington were shut down.  Following the close of the first quarter of 2011, the Company completed a private placement of common stock and warrants with gross proceeds to the Company of $6.7 million.

Conference Call

CombiMatrix will host a conference call at 1:30 p.m. Pacific Time (4:30 p.m. Eastern) today to discuss the first quarter 2011 financial results.  To attend the presentation by phone, dial 1-888-857-6932 for domestic callers and 1-719-457-2657 for direct dial or international callers.  To listen to the call via CombiMatrix’s website, go to www.combimatrix.com, in the Investor/Events section, (http://investor.combimatrix.com/events.cfm).  A replay of the presentation will be available for 14 days, either via the CombiMatrix website Investor/Events section (http://investor.combimatrix.com/events.cfm) or by dialing 1-877-870-5176 for domestic callers or 1-858-384-5517 for direct dial international callers.  When prompted, enter playback pin number 5318506.  The call will also be webcast live and can be accessed at CombiMatrix’s website at www.combimatrix.com, in the Investor/Events section, (http://investor.combimatrix.com/events.cfm).

About Combimatrix Corporation

CombiMatrix Corporation, through its wholly owned subsidiary, CombiMatrix Diagnostics, is a CAP/CLIA certified molecular diagnostics laboratory offering comprehensive profiling of chromosomes and genes for both oncology and pre- and postnatal developmental disorders.  CombiMatrix Diagnostics offers a comprehensive and proprietary analysis of cancer tumors at the DNA, or molecular level.  CombiMatrix was the first commercial clinical laboratory in the United States to make comprehensive DNA-based genomic analysis of solid tumors, including breast, colon, lung, prostate and brain tumors, available to oncology patients and medical professionals.  CombiMatrix also offers pre- and postnatal testing services for the detection of abnormalities of genes at the DNA level beyond what can be identified through traditional technologies. Additional information about CombiMatrix Corporation is available at www.combimatrix.com.  Additional information about CMDX is available at www.cmdiagnostics.com or by calling 1-800-710-0624.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based upon our current expectations, speak only as of the date hereof and are subject to change.  All statements, other than statements of historical fact included in this press release, are forward-looking statements.  Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," “goal,” "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words and include, but are not limited to, statements regarding projected results of operations and management’s future business, operational and strategic plans.  These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.  The risks and uncertainties referred to above include, but are not limited to:  our ability to successfully implement our strategic and operational restructuring plan; our ability to successfully expand the base of our customers and strategic partners, add to the menu of our diagnostic tests in both of our primary markets, introduce new technologies and reports, optimize the reimbursements received for our testing services, and increase operating margins by improving overall productivity and expanding sales volumes; our ability to successfully accelerate sales, get our new tests up and running, allow access to samples earlier in the testing continuum, finalize our oncology reports to provide actionable results, steadily increase the size of our customer rosters in both developmental medicine and oncology; our ability to attract and retain a qualified sales force; our ability to successfully develop products; rapid technological change in our markets; changes in demand for our future products; legislative, regulatory and competitive developments; general economic conditions; and various other factors.  Further information on potential factors that could affect our financial results is included in our Annual Report on Form 10-K, Quarterly Reports of Form 10-Q, and in other filings with the Securities and Exchange Commission.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason, except as required by law.

Company Contact:	Investor Relations Contact:
R. Judd Jessup	Matthew H. Clawson
President & CEO, CombiMatrix Corporation	Partner, Allen & Caron, Inc.
Tel (949) 753-0624	Tel (949) 474-4300
matt@allencaron.com

COMBIMATRIX CORPORATION
CONSOLIDATED SUMMARY FINANCIAL INFORMATION
(In thousands, except share and per share information)
(Unaudited)

CONSOLIDATED STATEMENTS OF OPERATIONS:

	Three Months Ended
	March 31,
	2011	2010

Revenues:
Services	$913	$772
Products	-	48
Total revenues	913	820
Operating expenses:
Cost of products and services	630	435
Research and development	339	660
Sales and marketing	557	507
General and administrative	1,326	1,478
Patent amortization and royalties	40	62
Total operating expenses	2,892	3,142
Operating loss	(1,979)	(2,322)
Other (expense) income:
Litigation settlement gain	-	19,385
Loss from early extinguishment of debt	-	(572)
Interest income	1	2
Interest expense	(5)	(348)
Derivatives gains (charges)	-	605
Total other (expense) income	(4)	19,072
Net (loss) income from continuing operations	(1,983)	16,750
Income (loss) from discontinued operations	31	(1,414)
Net (loss) income	$(1,952)	$15,336

Basic net (loss) income per share:
(Loss) income from continuing operations	$(0.26)	$2.20
Income (loss) from discontinued operations	-	(0.19)
	$(0.26)	$2.01

Diluted net (loss) income per share:
(Loss) income from continuing operations	$(0.26)	$2.14
Income (loss) from discontinued operations	-	(0.18)
	$(0.26)	$1.96

Basic weighted average shares outstanding	7,620,398	7,603,453

Diluted weighted average common shares outstanding	7,620,398	7,826,201

CONSOLIDATED BALANCE SHEET INFORMATION:

	March 31,	December 31,
	2011	2010

Total cash and cash equivalents	$4,893	$6,556
Total assets	$7,781	$9,587
Total liabilities	$1,203	$1,371
Total shareholders’ equity	$6,578	$8,216